Exhibit 99.1
For media inquiries, contact:
Paula Vaughnn, First Solar, Inc.
(602) 414-9322 or pvaughnn@firstsolar.com
Justine Troy, Edelman
(212) 704-8280 or jtroy@ar-edelman.com
First Solar Increases Volumes Under Long Term Sales Contracts
PHOENIX, Ariz. — January 9, 2006 — First Solar, Inc. (Nasdaq: FSLR) today announced that the Company has amended four of its existing long-term supply contracts to increase the total volume of modules to be sold between 2009 and 2012 by an aggregate of 264MW. “The additional volumes under the long-term supply contracts enable our customers to better plan and build their businesses and advance our goal of securing long-term revenue visibility,” stated Michael J. Ahearn, Chief Executive Officer of the Company. “We continue to see solid demand and price elasticity as a low cost manufacturer in the industry.”
About First Solar
First Solar, Inc. (Nasdaq: FSLR) manufactures solar modules with an advanced thin film semiconductor process that significantly lowers solar electricity costs. By enabling clean renewable electricity at affordable prices, First Solar provides an economic alternative to peak conventional electricity and the related fossil fuel dependence, greenhouse gas emissions and peak time grid constraints.
For First Solar Investors
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors and the company’s key strategic relationships and other risks detailed in the company’s filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
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